(17)(c)    Form of Proxy Card

FORM OF PROXY CARD

VOTING OPTIONS:

VOTE ON THE INTERNET

Log on to:

Follow the on-screen instructions

available 24 hours

VOTE BY PHONE

Call

Follow the recorded instructions

available 24 hours

VOTE BY MAIL

Vote, sign and date this Proxy

Card and return in the

postage-paid envelope

VOTE IN PERSON

Attend Shareholder Meeting

570 Carillon Parkway

St. Petersburg, FL 33716

on November [    ], 2011

Please detach at perforation before mailing.

PROXY CARD	TRANSAMERICA EMERGING MARKETS/PACIFIC RIM VP	PROXY CARD

TRANSAMERICA GLOBAL GROWTH VP

TRANSAMERICA GLOBAL CONSERVATIVE VP (the “Portfolios”)

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS ON NOVEMBER 30, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoint(s) John K. Carter and Dennis P. Gallagher and each of them, as attorneys and proxies of the undersigned with full power of substitution, to vote for the undersigned all shares of beneficial interest of the Portfolios with respect to which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Transamerica Asset Management, Inc. at 570 Carillon Parkway, St. Petersburg, Florida 33716, on November 30, at 11:00 a.m. (Eastern time), and at any and all adjournments or postponements thereof, with all the power the undersigned would possess if personally present.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus and revokes any proxy previously given with respect to the Special Meeting.

The shares represented by this proxy will be voted as instructed. If no specification is made for a proposal, the proxy will be voted “FOR” the proposal. The proxies are authorized in their discretion to vote upon such other matters as may come before the meeting or any adjournment or postponement thereof. The proxies intend to vote with management on any such other business properly brought before the meeting or any adjournment or postponement thereof.

VOTE VIA THE INTERNET: [ ] VOTE VIA THE TELEPHONE: [ ]

Note: Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, EITHER holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature(s)

Date

Important Notice Regarding the Availability of Proxy Materials for Transamerica Emerging Markets/

Pacific Rim VP, Transamerica Global Growth VP and Transamerica Global Conservative VP:

Special Meeting of Shareholders to Be Held on November [    ], 2011

The Proxy Statement/Prospectus for this meeting is available at:

[                                         ]

Please detach at perforation before mailing.

THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ¢

1.

To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Emerging Markets/Pacific Rim VP, in exchange for shares of Transamerica AEGON Active Asset Allocation – Moderate Growth VP to be distributed to the shareholders of Transamerica Emerging Markets/Pacific Rim VP and the assumption of all of the liabilities of Transamerica Emerging Markets/Pacific Rim VP by Transamerica AEGON Active Asset Allocation – Moderate Growth VP, and (ii) the subsequent liquidation of Transamerica Emerging Markets/Pacific Rim VP;

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Global Growth VP, in exchange for shares of Transamerica AEGON Active Asset Allocation – Moderate Growth VP to be distributed to the shareholders of Transamerica Global Growth VP and the assumption of all of the liabilities of Transamerica Global Growth VP by Transamerica AEGON Active Asset Allocation – Moderate Growth VP, and (ii) the subsequent liquidation of Transamerica Global Growth VP; and

		FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Global Conservative VP, in exchange for shares of Transamerica AEGON Active Asset Allocation – Conservative VP to be distributed to the shareholders of Transamerica Global Conservative VP and the assumption of all of the liabilities of Transamerica Global Conservative VP by Transamerica AEGON Active Asset Allocation – Conservative VP, and (ii) the subsequent liquidation of Transamerica Global Conservative VP; and

		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Any other business that may properly come before the meeting.

Please vote, date and sign this Proxy Card and return it promptly in the enclosed envelope.